SHARE OPTION AGREEMENT

THIS AGREEMENT dated effective as of the 18th  day of August, 2005

AMONG:

Minera Rio Tinto, S.A. de C.V. a corporation duly incorporated and validly existing pursuant to the laws of the United Mexican States and having an office at Pascual Orozco No. 2117 – A Chihuahua, State of Chihuahua, Mexico 31310,

 (hereinafter referred to as, “MRT")

AND:

Sunburst Acquisitions IV, Inc. a corporation duly incorporated and validly existing pursuant to the laws of the State of Colorado, USA and having an office at Suite 206, 595 Howe St., Vancouver, B.C. Canada V6C 2T5

(hereinafter referred to as “Sunburst")

WHEREAS:

(A)

MRT has caused the assignment to Sunburst Mining de Mexico, S.A. de C.V. (“Sunburst Mexico”) of all of MRT’s rights, interests and title in and to the mining properties located in the State of Chihuahua, Mexico commonly known as (a) the Cieneguita Property (b) the Guazaparez Property and (c) the Encino Gordo Property (collectively, the “Properties”),

(B)

MRT and Sunburst have executed an Operator’s Agreement whereby MRT has been engaged by Sunburst as the Operator of the Cieneguita Property, subject to the terms and conditions therein set forth,

(C)

Sunburst is the legal and beneficial owner of 50,000 common shares (collectively, the "Optioned Shares") in the capital stock of Sunburst Mexico which shares represent all of the issued and outstanding capital of Sunburst Mexico;

(D)

To assure compliance by Sunburst of its obligations assumed under the underlying agreements executed in respect to the Properties and to assure the restoration of  all of MRT’s rights, interests and title in and to the Properties in the event of default by Sunburst to its obligations assumed under such underlying agreements and this Agreement, Sunburst wishes to grant an option to MRT to purchase and MRT wishes to acquire an option to purchase up to 100% of the Optioned Shares, upon the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree each with the other as follows:

1.

INTERPRETATIONS AND DEFINITIONS

1.1.

The following terms shall, when used in this Agreement, have the meaning and interpretation set forth as follows (except as otherwise expressly provided or as the context otherwise requires):

this Agreement means this agreement, as from time to time supplemented or amended by the parties,

Option means, collectively, the exclusive and irrevocable rights and options granted by Sunburst and acquired by MRT to purchase any or all of the Optioned Shares as set out in Section 2,

MRT Sunburst Shares means all common shares in the capital of Sunburst owned or controlled by MRT or Mario Ayub Touche on the date of exercise of the Option, including, without limitation, the 21,500,000 common shares of the capital of Sunburst acquired by MRT pursuant to Exchange Share Agreement executed on May 25, 2004 between Sunburst and the shareholders of Sierra Minerals and Mining, Inc. ("Sierra"), a company incorporated pursuant to the laws of the State of Nevada, USA.,

Sunburst Transfer Agent means Corporate Stock Transfer with office located at Suite 430, 3200 Cherry Creek, South Drive, Denver, Co. 80209 USA,

2.

OPTION TO PURCHASE

2.1

Sunburst hereby grants to MRT the sole, exclusive and irrevocable right and option to purchase, up to 100% of the Optioned Shares, during the period and on the terms and conditions herein contained, for the price of $1.00 MXP (One Peso currency of Mexico) per each of the Optioned Shares.

2.2

MRT shall have the right and option to purchase all or a portion of the Optioned Shares at any time for a period of ninety days (the “Option Period”) commencing on the day following the occurrence of any of the following events (collectively, the “Option Triggering Events”):

(a)

on September 30, 2005, 100% of the Optioned Shares IF by such date Sunburst has not paid in full all amounts owing to certain Sunburst debenture holders who have agreed to accept $500,000 US plus interest at 8% per annum as full and final settlement of outstanding debentures,

(b)

on November 30, 2005, 100% of the Optioned Shares IF by such date Sunburst has not advanced to MRT the amount of $100,000 US; on receipt of such funds, MRT shall pay certain option payments agreed upon under underlying agreements executed in respect to the Guazaparez Property,

(c)

on January 31, 2006, 100% of the Optioned Shares IF by such date Sunburst has not loaned to Sunburst Mexico the amount of $900,000 US to be expended as exploration and/or development expenses in or related to the Properties (such expenditures to include any property payments to be made pursuant to the underlying agreements of the Properties);

(d)

on April 30, 2006, 70% of the Optioned Shares IF by such date Sunburst has not loaned to Sunburst Mexico an additional $1,000,000 US to be expended as exploration and/or development expenses in or related to the Properties (such expenditures to include any property payments to be made pursuant to the underlying agreements of the Properties).

2.3

On exercise of the Option by MRT as set forth under Subsections 2.2.(a) or 2.2.(b) MRT shall, forthwith on receipt of all shares certificates representing 100% of the Optioned Shares (duly authorized for transfer to MRT):

(a)

request in writing to Sunburst and the Sunburst Transfer Agent the immediate and irrevocable cancellation of the MRT Sunburst Shares, and

(b)

pay to Sunburst the amount of $50,000 US.

2.4

On exercise of the Option by MRT as set forth under Subsections 2.2.(c) or (d), MRT shall, forthwith on receipt of all shares certificates representing 100% or 70% of the Optioned Shares, as the case may be, (duly authorized for transfer to MRT)  pay the option price.

2.5

This Agreement and the Option hereby granted shall expire forthwith on the expiration of the Option Period (the “Expiry Date”) and be of no further force and effect whatsoever.

3.

REPRESENTATIONS AND WARRANTIES

3.1

Sunburst represents and warrants to MRT that:

(a)

Sunburst holds that number of Optioned Shares set out in Recital C of this Agreement;

(b)

Sunburst has good and marketable title to and is the sole legal and beneficial owner of all of the Optioned Shares owned by it, free and clear of liens, bank security interests or other encumbrances of any kind or nature;

(c)

Sunburst has the power and capacity to own and dispose of the Optioned Shares, and it is not bankrupt or under any legal restriction that would prevent it from transferring its interest in the Optioned Shares;

(d)

this Agreement constitutes a legal, valid and binding obligation of Sunburst enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(e)

no person, firm or corporation have any agreement or option or a right capable of becoming an agreement for the purchase of any of the Optioned Shares; and

(f)

there is not now outstanding any order, writ, injunction or judgment of any court, administrative agency or governmental body or arbitration tribunal issued and directed specifically against the Optioned Shares.

4.

EXERCISE OF OPTION

4.1

MRT may exercise all or a portion of the Option hereby granted by providing notice in writing in the form attached hereto as Schedule “A” (the “Notice”) delivered to Sunburst on or before the Expiry Date, which Notice shall be accompanied by payment in full of the purchase price for the Optioned Shares as set forth in Subsection  hereof.

4.2

Upon receipt by Sunburst of the Notice, the payment referred to in Subsection 2.1., and the request in writing set out in Subsections 2.3. (a) or 2.4 and/or the payment set out in Subsection 2.3. (b), as the case may be, Sunburst shall

(a)

deliver to MRT the share certificates representing the Optioned Shares purchased by MRT in accordance with the delivery instructions as set forth in the Notice, duly authorized for transfer to MRT, along with any other documents which may be required by applicable Mexican corporate laws to properly transfer title in the Optioned Shares purchased by MRT, and

(b)

Irrevocably assign to MRT, free of charge, all of Sunburst’s debt recorded in the financial statements of Sunburst Mexico as debt owing to Sunburst or to parties controlled or related to Sunburst.

5.

GENERAL PROVISIONS

5.1

This Agreement shall be construed and enforced according to the laws of Mexico.

5.2

Time shall be of the essence in this Agreement and if the parties establish new times for the performance of any of their obligations, time shall again be of the essence with respect to the new times established.

5.3

This Agreement shall endure to the benefit of and be binding upon Sunburst, MRT and their respective heirs, personal representatives, successors and assigns.

5.4

In the event of any subdivision, consolidation, reorganization or other change affecting the common shares of Sunburst Mexico, as such shares are constituted, this Agreement and the Option hereby granted shall be deemed to be varied and amended so as to apply also to such additional or lesser number of shares or shares of the appropriate class resulting from such subdivision, consolidation, reorganization or other change (as the case may be) to which MRT would have been entitled had the Option hereby granted been exercised prior to such subdivision, consolidation, reorganization or other change.

5.5

Any notice required or permitted to be given to any of the parties hereto shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a Notice so mailed shall be deemed to have been received three business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered.  If there is a general discontinuance of postal service due to strike, lockout or otherwise, a Notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service.  Notices shall be addressed if to the parties hereto at the address of such party above stated, or such other address as the party may in writing advise.

5.6

This Agreement may be executed in counterparts, in original form or by electronic facsimile, each of which will be deemed to be an original, and all of which taken together will constitute a single instrument, with the same effect as if the signatures thereto were upon the same instrument.

5.7

Each of the parties agrees that they will promptly execute all such documents and do all such acts and things as may be necessary or desirable to carry out the provisions or intent of this Agreement.

JUL-06-2006 THU 05:02 PM MCSI CONSULTING FAX No. 6046856940 P. 005
JUL-06-2006 12:38 SOHO RESOURCES CORP. 6046843829 P.05
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**IN WITNESS WHEREOF** the parties have duly executed this Agreement as of the day and year first mentioned above.

Signed and Delivered by authorized signatory of **SUNBURST ACQUISITIONS IV, INC.** in the presence of:

Witness (Signature)

ABRAHAM URIAS
Name (please print)

5042 CLIFFRIDGE AVE
Address

NORTH VANCOUVER, BC
City, Province / State

LAWYER (MEXICO)
Occupation

**SUNBURST ACQUISITIONS IV, INC.**

Per: ______________________
Authorized Signatory

Signed and Delivered by authorized signatory of **MINERA RIO TINTO, S.A. DEC.V.** in the presence of:

Witness (Signature)

Mariza Alarcón B.

Address

Chihuahua, Chih 31310
City, Province / State

Manager Assistance
Occupation

**MINERA RIO TINTO, S.A. DE C.V.**

Per: ______________________
MARIO AYUB . Sole Administrator

SCHEDULE “A”

NOTICE OF EXERCISE OF OPTION

TO:

SUNBURST ACQUISITIONS IV, INC.

Attention: Board of Directors

RE:

Option to Purchase Shares of Sunburst Mining de Mexico, S.A. de C.V.

You are hereby given notice that pursuant to Subsection  ___ of the Option Agreement dated August __, 2005 and made between Sunburst, namely SUNBURST ACQUISITIONS IV, INC. and MRT, namely MINERA RIO TINTO, S.A. DE CV., MRT hereby exercises its right thereby granted to purchase ___________ of the Optioned Shares in the capital of Sunburst Mining de Mexico, S.A. de C.V. from Sunburst for a price of $1.00 MXP (One Peso currency of Mexico) per share, payable to Sunburst.

Please deliver the certificates representing the shares, duly authorized for transfer to MRT, as follows:

Number of Shares	Price

The balance of the purchase price of  ___________ for the aforesaid shares is enclosed.

DATED this ______ day of __________________, 20_____.

MINERA RIO TINTO, S.A. DE C.V.

Per:

Authorized Signatory